THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of October 24, 2008 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as amended by the First Amendment, Consent and Waiver dated as of October 10, 2007, the Second Amendment to Credit Agreement dated as of May 12, 2008 and the letter agreement, dated September 18, 2008, collectively, the “Existing Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities parties to the Existing Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), LEHMAN COMMERCIAL PAPER INC., as administrative agent under the Existing Credit Agreement (in such capacity, the “Retiring Administrative Agent”) and BANK OF AMERICA, N.A., as administrative agent under the Amended Credit Agreement (defined below) (in such capacity, the “Successor Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.           Defined Terms.  Unless otherwise noted herein, terms defined in the Existing Credit Agreement and used herein shall have the meanings given to them in the Existing Credit Agreement.  The term “Amended Credit Agreement” means the Existing Credit Agreement, as amended hereby.

2.           Amendment to Section 1.1.  Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(a)           The definition of “Bank of America” is hereby deleted in its entirety and replaced with the following:

“Bank of America”:  Bank of America, N.A.

(b)           The definition of “Base Rate” is hereby deleted in its entirety and replaced with the following:

“Base Rate”:  for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

(c)           The definition of “BoA Fee Letter” is hereby deleted in its entirety and replaced with the following:

“BoA Fee Letter”:  (i) prior to the Third Amendment Effective Date, the Fee Letter, dated as of November 15, 2006, between Bank of America and the Borrower and (ii)  on and after the Third Amendment Effective Date, that certain letter agreement dated as of October 24, 2008 by and among Bank of America, LaSalle and the Borrower.

(d)           The definition of “Eurodollar Base Rate” is hereby deleted in its entirety and replaced with the following:

“Eurodollar Base Rate”:  means, for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

(e)           The definition of “Eurodollar Rate” is hereby amended by deleting the words “(rounded upward to the nearest 1/100th of 1%)”.

(f)           The definition of “Federal Funds Effective Rate” is hereby deleted in its entirety and replaced with the following:

“Federal Funds Effective Rate”:  means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

(g)           The definition of “Interest Payment Date” is hereby deleted in its entirety and replaced with the following:

“Interest Payment Date”:  (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last Business Day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

(h)           The definition of “L/C Fee Payment Date” is hereby deleted in its entirety and replaced with the following:

“L/C Fee Payment Date”:  (x) with respect to the LaSalle L/C Facility, (i) the last Business Day of each March, June, September and December during the LaSalle L/C Commitment Period and the last Business Day of the LaSalle L/C Commitment Period and (ii) if any LaSalle Letter of Credit has been cash collateralized in accordance with Section 3.1, each date after the last day of the LaSalle L/C Commitment Period specified by LaSalle to the Borrower, and (y) with respect to the BoA L/C Facility, (i) the last Business Day of each March, June, September and December during the Revolving Credit Commitment Period and the last Business Day of the Revolving Credit Commitment Period and (ii) if any BoA Letter of Credit has been cash collateralized in accordance with Section 3A.1(b)(iii), each date after the last day of the Revolving Credit Commitment Period specified by Bank of America to the Borrower.

(i)           The definition of “Loan Documents” is hereby deleted in its entirety and replaced with the following:

“Loan Documents”:  this Agreement, the Security Documents, the LaSalle Letter of Credit Applications, the BoA Letter of Credit Applications, the Notes and the BoA Fee Letter.

(j)           The following definitions are hereby added in appropriate alphabetical order:

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Impacted Lender”:  a Lender as to which (i) the applicable Issuing Lender believes in good faith that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that Controls such Lender has been deemed insolvent or become subject to a bankruptcy or other similar proceeding.

“Third Amendment Effective Date”:  October 24, 2008.

(k)           The following definitions are hereby deleted in their entirety:  “Swing Line Commitment”, “Swing Line Lender”, “Swing Line Loans”, “Swing Line Note” and “Swing Line Participation Amount”.

3.           Amendment to Section 2.3.  Section 2.3 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.3           [Intentionally Deleted]

4.           Amendment to Section 2.4.  Section 2.4 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.4           [Intentionally Deleted]

5.           Amendment to Section 2.7.  Section 2.7 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.7           Commitment Fees, etc.   (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Revolving Loan Commitment Fee Rate on the daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b)           The Borrower agrees to pay to LaSalle a commitment fee for the period from and including the Closing Date to the last day of the LaSalle L/C Commitment Period, computed at 0.25% per annum on the daily amount of the Available LaSalle L/C Commitment during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the LaSalle L/C Termination Date, commencing on the first of such dates to occur after the date hereof.

(c)           The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

6.           Amendment to Section 3A.1(d)(v).  Section 3A.1(d)(v) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

(v)           a default of any Revolving Credit Lender’s obligations to fund under Section 3A.3(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender or an Impacted Lender, unless Bank of America has entered into arrangements satisfactory to Bank of America with the Borrower or such Lender to eliminate Bank of America’s risk with respect to such Lender.

7.           Amendment to Section 7.3.  Section 7.3 of the Existing Credit Agreement is hereby amended by adding a new clause (n) to the end thereof which shall read as follows:

(n)           Liens, if any, in favor of an Issuing Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder.

8.           Amendment to Section 9.9.  Section 9.9 of the Existing Credit Agreement is hereby amended by adding the following language to the end thereof:

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.9 shall also constitute its resignation as an Issuing Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender (unless the Borrower, the Administrative Agent and another Lender agree that such other Lender shall serve in such capacity),(ii) the retiring Issuing Lender shall be discharged from any and all of its future duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

In the event that Administrative Agent is a Defaulting Lender, the Borrower (with the approval of the Required Lenders) or the Required Lenders (with the approval of the Borrower, which approval shall not be unreasonably withheld)  shall have the right to remove and replace the Administrative Agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  After the removal and replacement of any Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.           Amendment to Section 10.2.  Section 10.2 of the Existing Credit Agreement is hereby amended by deleting the notice information for the Administrative Agent and replacing it with the following:

The Administrative Agent:

Administrative Agent’s Office
(for payments and Requests for Extensions of Credit):
Bank of America, N.A.
101 N. Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention:  Elizabeth Garver
Telephone:  704-386-8451
Telecopier:  704-409-0004
Electronic Mail:  elizabeth.garver@bankofamerica.com

Payment instructions:

ABA# 026009593
Account No.:  1366212250600
Account Name:  Corporate Credit Services
Ref:  Brookdale Senior Living

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street
Mail Code: CA5-701-05-19
San Francisco, CA  94103
Attention:  Kevin Ahart
Telephone:  415-436-2750
Telecopier:  415-503-5000
Electronic Mail: kevin.ahart@bankofamerica.com

10.           Amendment to Section 10.7(a).  Section 10.7(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

10.7  Adjustments; Set-off.    (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (excluding any amounts received by an Issuing Lender to secure the obligations of a Defaulting Lender or an Impacted Lender to fund risk participations hereunder) (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

11.           Addition of New Section 10.19.  A new Section 10.19 is hereby added at the end of Section 10 of the Existing Credit Agreement which shall read as follows:

10.19  Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.17 or 2.20, (b) any Lender is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, (c) any Lender is a Defaulting Lender or (d) any Lender (other than Bank of America) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 10.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the registration and processing fee specified in Section 10.6(e);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and advances with respect to the Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 2.17 or 2.20 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of any such assignment resulting from an amendment, waiver or consent not approved by the assigning Lender, (i) the consent of the Required Lenders shall have been obtained with respect to such amendment, waiver or consent and (ii) the assignee has agreed to approve such amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

12.           Omnibus Amendment to Delete Swing Line.  It is the intention of the parties hereto that the swing line subfacility be removed as of the Third Amendment Effective Date.  In order to effectuate the removal of the swing line subfacility, all references in the Existing Credit Agreement and the other Loan Documents to “Swing Line Commitment”, “Swing Line Lender”, “Swing Line Loans”, “Swing Line Note” and “Swing Line Participation Amount” are hereby deleted and the sentences where such terms are used are hereby modified as appropriate to read as they would with the concept of the swing line subfacility removed.

13.           Change in Name of Alterra Healthcare Corporation.  Notwithstanding anything to the contrary contained in the Loan Documents, the Borrower shall have the right to change the name of Alterra Heathcare Corporation to “Brookdale Senior Living Communities, Inc.” or such other name acceptable to the Borrower provided that, prior to the effective date of such name change, the Borrower shall have delivered to the Administrative Agent a replacement Guarantee and Pledge Agreement or Pledge Agreement Supplement effective to maintain or create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in 49% of the common stock of such entity.

14.           Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “Third Amendment Effective Date”) on which all of the conditions set forth in this Section have been satisfied.

(a)           Execution of Counterparts of Amendment.  The Successor Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the parties hereto.

(b)           Acknowledgment and Consent.  The Successor Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto (an “Acknowledgment and Consent”), duly executed and delivered by the Borrower and each Subsidiary Guarantor.

(c)           Lender Consent.  The Successor Administrative Agent shall have received a Lender Consent Letter, substantially in the form of Exhibit B hereto (a “Lender Consent”), duly executed and delivered by the Required Lenders.

(d)           Financing Statements.  The Successor Administrative Agent shall have received UCC-1 and UCC-3 financing statements for each appropriate jurisdiction as is necessary, in the Successor Administrative Agent’s reasonable discretion, to perfect the Successor Administrative Agent’s security interest in the Collateral or to assign the security interest in the Collateral from the Retiring Administrative Agent to the Successor Administrative Agent.

(e)           Stock Certificates.  The Successor Administrative Agent shall have received (i) from the Retiring Administrative Agent all stock certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an acknowledgment agreement duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Pledge Agreement that is not itself a party to the Guarantee and Pledge Agreement in form and substance satisfactory to the Successor Administrative Agent.

(f)           Evidence of Resignation of Retiring Administrative Agent.  The Successor Administrative Agent shall have received evidence that the Retiring Administrative Agent has effectively resigned in accordance with the terms of the Existing Credit Agreement, which evidence shall be satisfactory to the Successor Administrative Agent in its sole discretion.

(g)           Receipt of Register.  The Successor Administrative Agent shall have received from the Retiring Administrative Agent a copy of the Register reflecting the names of the Lenders, their Commitments and the outstanding amount of all Obligations.

(h)           Payment of Fees.  The Successor Administrative Agent shall have received the fees set forth in the Fee Letter (as defined in the Amended Credit Agreement) and reasonable fees, disbursements and other charges of counsel to the Successor Administrative Agent.

(i)           Administrative Details Forms.  The Successor Administrative Agent shall have received from each Lender an Administrative Details Reply Form in form and substance satisfactory to the Successor Administrative Agent.

(j)           Incumbency Certificate.  The Successor Administrative Agent shall have received from the Borrower a certificate of incumbency dated as of the Third Amendment Effective Date.

15.           Resignation and Appointment of Administrative Agent.  Lehman Commercial Paper Inc. delivered notice to the Lenders on October 10 of its intention to resign as Administrative Agent under the Loan Documents (including, without limitation, the Existing Credit Agreement).  Bank of America, N.A. desires, as of the Third Amendment Effective Date, to be appointed as the Administrative Agent under the Loan Documents as amended hereby.  The Borrower, the Grantors and the Required Lenders by their execution below, their execution of an Acknowledgment and Consent or their execution of a Lender Consent, as applicable, hereby waive the ten day notice required by the terms of the Existing Credit Agreement and appoint and approve the appointment of Bank of America, N.A., and the resignation of Lehman Commercial Paper Inc. as the Administrative Agent under the Loan Documents (including, without limitation, the Existing Credit Agreement) as of the Third Amendment Effective Date.  The Required Lenders hereby authorize Bank of America, N.A. to act as Administrative Agent under the Amended Credit Agreement and the Loan Documents in accordance with Section 9 of the Credit Agreement.

16.           Release.  The Borrower, each other Grantor and each Lender hereby release, acquit and forever discharge Bank of America, N.A., and all officers, directors, agents, employees, successors and assigns of Bank of America, N.A., from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any of them may have or ever have had against Bank of America, N.A. arising under or in connection with any of the Loan Documents as a result of the actions or inaction of Lehman Commercial Paper Inc. in its capacity as the Retiring Administrative Agent or Swing Line Lender.

17.           Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Third Amendment Effective Date (before and after giving effect to this Amendment):

(a)           Each Loan Party has the requisite power and authority to make, deliver and perform this Amendment and the Acknowledgment and Consent (collectively, the “Amendment Documents” to which it is a party.

(b)           Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, or the execution, delivery, performance, validity or enforceability of this Amendment or the other Amendment Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.  Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto.  Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)           The execution, delivery and performance of the Amendment Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

(d)           Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date, unless such representation or warranty is qualified by “materiality” or “Material Adverse Effect” or similar language, in which case, such representation or warranty is true and correct in all respects as of the Third Amendment Effective Date (except that, in either case, any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

(e)           The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Third Amendment Effective Date.

(f)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

18.           Payment of Expenses.  The Borrower agrees to pay or reimburse the Retiring Administrative Agent and the Successor Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby (including, without limitation, the reasonable fees and disbursements of counsel), including all costs incurred in connection with the transfer of the agency function and the Collateral from the Retiring Administrative Agent to the Successor Administrative Agent.

19.           Limited Effect.  Except as expressly provided hereby, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Existing Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

20.           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

21.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Successor Administrative Agent. Delivery of an executed signature page of this Agreement or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

22.           Binding Effect.  The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

23.           Headings, etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

BANK OF AMERICA, N.A., as Successor
Administrative Agent

By:	/s/ Zubin R. Shroff
	Name:	Zubin R. Shroff
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Zubin R. Shroff
	Name:	Zubin R. Shroff
	Title:	Vice President

Signature Page to Third Amendment to the Credit Agreement

EXHIBIT A to
THIRD AMENDMENT

ACKNOWLEDGMENT AND CONSENT

Reference is made to the THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of October 24, 2008 (as the same may be further amended, supplemented, extended or restated or otherwise modified from time to time, the “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as amended by the First Amendment, Consent and Waiver dated as of October 10, 2007 and the Second Amendment to Credit Agreement date as of May 12, 2008 and as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Existing Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Existing Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), LEHMAN COMMERCIAL PAPER INC., as administrative agent prior to the effectiveness of the Amendment and BANK OF AMERICA, N.A., as administrative agent following the effectiveness of the Amendment.  Unless otherwise defined herein, capitalized terms used herein and defined in the Existing Credit Agreement are used herein as therein defined.

Each of the undersigned parties to the Amended and Restated Guarantee and Pledge Agreement, dated as of November 15, 2006 (the “Guarantee and Pledge Agreement”) hereby (a) consents to the transactions contemplated by the Amendment, and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Pledge Agreement are, and shall remain, in full force and effect after giving effect to the Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of October 24, 2008.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

BROOKDALE LIVING COMMUNITIES, INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

AMERICAN RETIREMENT CORPORATION

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

FEBC-ALT INVESTORS LLC

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

FEBC-ALT HOLDINGS INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

ALTERRA HEALTHCARE CORPORATION

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President

Signature Page to Acknowledgment and Consent

EXHIBIT B to
THIRD AMENDMENT

LENDER CONSENT LETTER
BROOKDALE SENIOR LIVING INC.
CREDIT AGREEMENT
DATED AS OF NOVEMBER 15, 2006

To:          Bank of America, N.A.
 101 N. Tryon Street
 Mail Code: NC1-001-04-39
 Charlotte, North Carolina 28255

Ladies and Gentlemen:

Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2006 (as amended by the First Amendment, Consent and Waiver dated as of October 10, 2007 and the Second Amendment to Credit Agreement date as of May 12, 2008 and as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the “Existing Credit Agreement”), among BROOKDALE SENIOR LIVING INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Existing Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC., as advisors, joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”), GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and BANC OF AMERICA SECURITIES LLC, as co-arrangers (in such capacity, the “Co-Arrangers”), LASALLE BANK NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH AMERICA, INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), LEHMAN COMMERCIAL PAPER INC., as administrative agent prior to the effectiveness of the Amendment (defined below) and BANK OF AMERICA, N.A., as administrative agent following the effectiveness of the Amendment.  Unless otherwise defined herein, capitalized terms used herein and defined in the Existing Credit Agreement are used herein as therein defined.

The Borrower has requested that the Required Lenders consent to amend the provisions of the Existing Credit Agreement solely on the terms described in the Third Amendment to Credit Agreement, dated as of October 24, 2008, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the “Amendment”).

Pursuant to Section 10.1 of the Existing Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours,

(NAME OF LENDER)

By:
Name:
Title:
Dated: October ___, 2008

Signature Page to Lender Consent Letter